UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

GLOBAL IMAGING SYSTEMS

401 (k) RETIREMENT PLAN

(Exact Name of Registrant as Specified in Its Charter)

N/A	000-24373	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant.

Item 4.01(a) Resignation of Grant Thornton LLP (“GT”).

1.	On April 5, 2006, GT resigned as the independent registered public accounting firm for the Global Imaging Systems 401(k) Retirement Plan (the “Plan”).

2.	GT’s report on the Plan’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

3.	During each of the Plan’s two most recent fiscal years ended December 31, 2003 and December 31, 2004 and through April 5, 2006, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to the satisfaction of GT would have caused GT to make reference thereto in their reports on the financial statements for such fiscal years.

4.	During each of the Plan’s two most recent fiscal years ended December 31, 2003 and December 31, 2004 and through April 5, 2006, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to the Plan.

5.	The Plan has requested GT to furnish a letter addressed to the Securities and Exchange Commission stating whether or not GT agrees with the statements in this Item 4.01. A copy of the letter furnished by GT is filed as Exhibit 16.1 to this Form 8-K.

Item 4.01(b) Appointment of Kirkland, Russ, Murphy & Tapp, P.A.

1.	On April 6, 2006, the Plan retained Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”) as its independent registered accounting firm.

2.	During the Plan’s two most recent fiscal years ended December 31, 2003 and December 31, 2004 and through April 6, 2006, neither the Plan nor anyone acting on its behalf consulted with KRMT regarding any matters.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 16.1 – Letter from Grant Thornton LLP to the Securities and Exchange Commission dated April 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2006	GLOBAL IMAGING SYSTEMS
401 (k) RETIREMENT PLAN

	By:	/s/ Cecil McClary
Cecil McClary
Plan Administrator